FFTW FUNDS, INC.
                             Form N-SAR for the period ending December 31, 1997
                                                File Number 811-5796





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 2nd day of March, 1998



                                             FFTW FUNDS, INC.




                                             By: /s/ William E. Vastardis
                                                 William E. Vastardis
                                                 Secretary




Witness: /s/ Eric P. Nachimovsky
             Eric P. Nachimovsky